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                                                                    Exhibit 10.1


                               PURCHASE AGREEMENT


                                      Among


                           SPECTRASITE HOLDINGS, INC.


                                       and


                             THE SEVERAL PURCHASERS
                           NAMED IN SCHEDULE I HERETO





                                   Relating to

                        4,000,000 Shares of Common Stock
                                       and
              Warrants to Purchase 1,500,000 Shares of Common Stock





                          Dated as of November 20, 2000






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






                                TABLE OF CONTENTS


                                                                            Page



                                    ARTICLE I

                           PURCHASE AND SALE OF COMMON
                         STOCK AND ISSUANCE OF WARRANTS

SECTION 1.01.            Issuance and Sale of the Shares and Warrants to the
                         Purchasers............................................2
SECTION 1.02.            Closing Date..........................................2

                                                  ARTICLE II

                                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01.            Organization and Qualification; Power and Authority...3
SECTION 2.02.            Subsidiaries..........................................3
SECTION 2.03.            Capitalization........................................4
SECTION 2.04.            Authorization of Agreements. Etc......................4
SECTION 2.05.            Validity..............................................5
SECTION 2.06.            Governmental Approvals................................6
SECTION 2.07.            Financial Statements, Etc.............................6
SECTION 2.08.            Absence of Certain Changes or Events..................7
SECTION 2.09.            Actions Pending.......................................8
SECTION 2.10.            Intellectual Property Rights..........................9
SECTION 2.11.            Taxes.................................................9
SECTION 2.12.            Compliance with Law...................................9
SECTION 2.13.            Employee Matters.....................................10
SECTION 2.14.            Environmental Matters................................11
SECTION 2.15.            Contracts............................................12
SECTION 2.16.            Offering of the Securities...........................13
SECTION 2.17.            Related Party Transactions...........................13
SECTION 2.18.            Accuracy of Representations and Warranties in the
                          Agreement to Sublease...............................13
SECTION 2.19.            Brokers..............................................14
SECTION 2.20.            Condition of Assets..................................14
SECTION 2.21.            Title to Properties..................................14
SECTION 2.22.            Investment Company Act...............................14
SECTION 2.23.            Adequate Insurance...................................14

SECTION 2.24.            Shelf Registration Statement.........................14
SECTION 2.25.            Knowledge of the Company.............................15

                                                  ARTICLE III

                               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 3.01.            Authorization........................................15
SECTION 3.02.            Validity.............................................15
SECTION 3.03.            Investment Representations...........................15
SECTION 3.04.            Governmental Approvals...............................16
SECTION 3.05.            Brokers..............................................16
SECTION 3.06.            Actions Pending......................................16
SECTION 3.07.            Confidentiality......................................17

                                                  ARTICLE IV

                                                   COVENANTS

SECTION 4.01.            Use of Proceeds......................................17
SECTION 4.02.            Further Assurances...................................17
SECTION 4.03.            Lock-up..............................................18
SECTION 4.04.            Shelf Registration...................................18
SECTION 4.05.            Confidentiality......................................18

                                                   ARTICLE V

                                             CONDITIONS PRECEDENT

SECTION 5.01.            Conditions Precedent to the Obligations of the
                         Purchasers...........................................19
SECTION 5.02.            Conditions Precedent to the Obligations of the
                         Company..............................................21

                                                  ARTICLE VI

                                                 MISCELLANEOUS

SECTION 6.01.            Expenses, Indemnification............................21
SECTION 6.02.            Survival of Agreements...............................22
SECTION 6.03.            Parties in Interest..................................22

SECTION 6.04.            Notices..............................................22
SECTION 6.05.            Entire Agreement; Assignment.........................23
SECTION 6.06.            Counterparts.........................................24
SECTION 6.07.            Governing Law........................................24
SECTION 6.08.            Headings.............................................24
SECTION 6.09.            Jurisdiction.........................................24
SECTION 6.10.            Severability.........................................24

                                        INDEX TO EXHIBITS AND SCHEDULES



      Exhibit                   Description
         A                      Form of Warrant Agreement
         B                      Form of Amendment to the Third Amended and
                                      Restated Stockholders' Agreement
         C                      Form of Registration Rights Agreement
         D                      Form of Opinion of Dow, Lohnes & Albertson, PLLC
         E                      Form of Opinion of Paul, Weiss, Rifkind, Wharton
                                & Garrison

     Schedules                  Description
         I                      Purchasers

                               PURCHASE AGREEMENT


                  PURCHASE AGREEMENT, dated as of November 20, 2000, among SpectraSite Holdings, Inc., a Delaware corporation (the "Company"), and the several Purchasers named in Schedule I hereto (each a "Purchaser" and collectively, the "Purchasers").

                  WHEREAS, the Company desires to sell to the Purchasers, and the several Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth herein, (i) an aggregate of 4,000,000 shares (the "Shares") of Common Stock, par value $0.001 per share ("Common Stock"), of the Company, (ii) warrants (the "Series I Warrants") to purchase an aggregate of 600,000 shares of Common Stock, subject to adjustment (the "Series I Warrant Shares"), at an exercise price equal to $21.56 per share, (iii) warrants (the "Series II Warrants") to purchase an aggregate of 450,000 shares of Common Stock, subject to adjustment (the "Series II Warrant Shares"), at an exercise price of $23.86 per share and (iv) warrants (the "Series III Warrants" and, collectively with the Series I Warrants and the Series II Warrants, the "Warrants") to purchase an aggregate of 450,000 shares of Common Stock, subject to adjustment (the "Series III Warrant Shares" and, collectively with the Series I Warrant Shares and the Series II Warrant Shares, the "Warrant Shares"; the Shares, the Warrants and the Warrant Shares are collectively referred to as the "Securities"), at an exercise price of $28.00 per share.

                  WHEREAS, contemporaneously with the closing of the purchase and sale of the Shares, the Company will issue and sell $200 million aggregate principal amount of its % Senior Convertible Notes due 2010 pursuant to a purchase agreement and related agreements and instruments (the "Debt Documents"); and

                  WHEREAS, the Company has entered into the Agreement to Sublease, dated as of August 25, 2000 (the "Agreement to Sublease"), among the Company, SBC Wireless, Inc. and Southern Towers, Inc. ("Towers");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF COMMON
                         STOCK AND ISSUANCE OF WARRANTS


                  SECTION 1.01. Issuance and Sale of the Shares and Warrants to the Purchasers.

                  (a)......Subject to the terms and conditions set forth herein, on the Closing Date (as hereinafter defined) the Company shall issue, sell and deliver to the Purchasers, and each such Purchaser, acting severally and not jointly, shall purchase from the Company, (i) the number of shares of Common
Stock set forth opposite the name of such Purchaser on Schedule I under the heading "Number of Shares of Common Stock" (subject to reallocation among the Purchasers as they shall determine) and (ii) Warrants to purchase the number of Warrant Shares set forth opposite the name of such Purchaser on Schedule I under the heading "Number of Warrant Shares" (subject to reallocation among the Purchasers as they shall determine). The aggregate purchase price of the Shares and Warrant Shares shall be $75,000,000. On the Closing Date, the Company shall issue certificates in definitive form, registered in the name of each Purchaser, representing the number of Shares and Warrants issued to such Purchaser.

                  (b)......As payment in full for the shares of Common Stock and the Warrants being purchased by it hereunder, and against delivery of the certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser, acting severally and not jointly, shall transfer, by wire transfer of immediately available funds to an account designated by the Company, the amount set forth opposite the name of such Purchaser on Schedule I under the heading "Aggregate Purchase Price."

                  SECTION 1.02. Closing Date. The issuance, sale and delivery of the Shares contemplated by Section 1.01 (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, New York, New York, on November 20, 2000 at 10:00 a.m., New York time, or at such other place, date and time as may be mutually agreed upon among the parties hereto (such date and time of the Closing being herein called the "Closing Date").

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  The Company represents and warrants to the Purchasers as follows:

                  SECTION 2.01. Organization and Qualification; Power and Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the rights or remedies of the Purchasers, or on the ability of the Company to perform its obligations to the Purchasers, under this Agreement and the Ancillary Agreements (as defined in Section 2.04 below) or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company has the corporate power and authority to execute, deliver and perform all of its obligations hereunder and under each of the Ancillary Agreements.

                  SECTION 2.02.  Subsidiaries.  Each Significant  Subsidiary (as
such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other organizational power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Significant Subsidiary of the Company is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. All the outstanding shares of capital stock of the Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company or by a wholly-owned subsidiary of the Company free and clear of any liens, claims, charges, rights of others, security interests, prior assignments or other encumbrances of any nature whatsoever (collectively, "Claims"), other than Claims existing pursuant to the existing bank credit agreement of SpectraSite Communications, Inc., dated as of April 20, 1999, as amended through the date hereof (the "Credit Agreement").

                  SECTION 2.03.         Capitalization.

                  (a)......As  of the date hereof,  after  giving  effect to the transactions contemplated hereby, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock. As of October 31, 2000, 138,343,490 of Common Stock were issued and outstanding, all of which shares were duly authorized and validly issued and are fully paid and nonassessable. The Company has not issued any shares of Common Stock since November 15, 2000, except for shares issued in the ordinary course upon exercise of options and an immaterial number of shares issued as consideration in connection with acquisitions by the Company.

                  (b)......As  of  September  30, 2000,  options (the  "Employee
Stock Options") to purchase an aggregate 8,964,040 of Common Stock are outstanding under the Company's employee stock option plan (the "Company Stock Plan").

                  (c)......Except   as  set  forth  in  this  Agreement  or  the
Company's Third Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), as amended on the date hereof, the Company is not a party to any voting trust, voting agreement, proxy or similar agreement with respect to shares of capital stock of the Company.

                  (d)......Except  for  employment  obligations  and  contracts, neither the Company nor any of its subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof which purchase, redemption or acquisition would have a Material Adverse Effect.

                  (e)......Immediately after the Closing, all outstanding shares of Common Stock (i) will have been duly authorized and validly issued and (ii) will be fully paid and nonassessable and, in the case of the shares of Common Stock issued hereunder, held of record by the Purchasers in the amounts set forth opposite the name of such Purchasers on Schedule I hereto under the heading "Number of Shares of Common Stock." In addition, immediately after the Closing there will be 1,500,000 shares of Common Stock reserved for issuance by the Company upon exercise of the Warrants held by the Purchasers (subject to adjustment pursuant to the Warrant Agreement).

                  SECTION 2.04.         Authorization of Agreements. Etc.

                  (a)......Each of (i) the execution and delivery by the Company of this Agreement, the Warrant Agreement in substantially the form attached hereto as Exhibit A, Amendment No. 1 to the Stockholders' Agreement in substantially the form attached hereto as Exhibit B (the "Stockholders' Agreement Amendment") and the Registration Rights Agreement
     in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement," and collectively with the Warrant Agreement, the Warrants and the Stockholders' Agreement Amendment, the "Ancillary
     Agreements"), (ii) the performance by the Company of its obligations hereunder and under each of the Ancillary Agreements, (iii) the issuance, sale and delivery by the Company of the Shares, (iv) the issuance and delivery of the Warrants and the shares of Common Stock of the Company issuable upon exercise of the Warrants, and (v) the performance by the Company of the transactions contemplated by the Agreement to Sublease have been duly authorized by all requisite corporate action and will not (w) violate the Certificate of Incorporation or Bylaws of the Company, (x) violate any provision of law, any order of any court or other agency of government or any provision of any material indenture, agreement or other instrument to which the Company or any of its properties or assets is bound; (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument; or (z) result in the creation or imposition of any Claims in favor of any third person upon any of the assets of the Company, except as contemplated by the Ancillary Agreements or the Agreement to Sublease, other than, in the cases of clauses (x) through (z), any violations, conflicts, creations or impositions that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b)......The issuance, sale and delivery of the Shares and the issuance and delivery of the Warrants to the Purchasers hereunder are not subject to any preemptive rights of stockholders of the Company (or any such preemptive rights have been validly waived) or to any right of first refusal or other similar right in favor of any person.

                  (c)......The  Warrant Shares have been duly  authorized by the
Company and, when issued upon exercise of the Warrants in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock. The issuance and delivery of the Warrant Shares to the Purchasers upon exercise of the Warrants are not subject to any preemptive rights of stockholders of the Company (or any such preemptive rights have been validly waived) or to any right of first refusal or other similar right in favor of any person.

                  SECTION 2.05. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity. Each of the Ancillary Agreements, when executed and delivered by the Company as provided in this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

                  SECTION 2.06. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, the issuance, sale and delivery of the Shares, the issuance and delivery of the Warrants or, upon exercise thereof, the issuance and delivery by the Company of the Warrant Shares, or the consummation by the Company of the transactions contemplated thereby or by the Agreement to Sublease, other than (i) compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) such filings with and approvals of the FCC and the FAA and any other Federal or state office, agency or regulatory body as may be necessary in connection with the consummation of the SBC Transactions and (iii) with respect to the Agreement to Sublease, those that the failure to obtain or make would not have a Material Adverse Effect.

                  SECTION 2.07.         Financial Statements, Etc.

                  (a)......The Company has furnished to the Purchasers:  (i) the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, certified by Ernst & Young LLP, the independent certified public accountants retained by the Company and (ii) the unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 2000, and the related consolidated statements of operations and cash flows for the nine months then ended, certified by the principal financial officer of the Company. All such financial statements (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied and consistent with prior periods, (i) except that such interim statements are subject to year-end audit adjustments (which consist of normal recurring accruals) and do not contain certain footnote disclosures, and
(ii) except as otherwise disclosed in such financial statements (including the schedules or footnotes thereto). Such balance sheets fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of their respective dates, and such statements of operations, stockholders' equity and cash flows fairly present in all material respects the consolidated results of operations of the Company and its subsidiaries for the respective periods then ended.

                  (b)......Since  September  30, 2000  through the date  hereof, neither the Company nor any of its subsidiaries has suffered any adverse change in its properties, assets, financial condition, operating results or business that has had, or would reasonably be expected to have, a Material Adverse Effect.

                  (c)......All   financial   projections   (the   "Projections")
concerning the Company and the lease from SBC that have been provided to the Purchasers by the Company or its representatives, advisors or affiliates have been prepared in good faith based upon reasonable assumptions at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that such projections will be realized.)

                  SECTION 2.08. Absence of Certain Changes or Events. Except as set forth in any SEC filings or press releases made by the Company and except as otherwise expressly contemplated by this Agreement or in connection with the transactions contemplated by the Agreement to Sublease or the Debt Documents, since September 30, 2000 through the date hereof, neither the Company nor any of its subsidiaries has:

                    (i) borrowed or refinanced any material amount or incurred any material liabilities for money borrowed (absolute or contingent), other than revolving credit facility borrowings and trade payables incurred in the ordinary course of business consistent with past practice;

                   (ii) discharged or satisfied any material Claim or incurred or paid any obligation or liability (absolute or contingent) other than liabilities the discharge, satisfaction or incurrence of which would not have, individually or in the aggregate, a Material Adverse Effect;

                  (iii) declared or made any payment or distribution to stockholders, or purchased or redeemed any shares of its capital stock or other securities (other than repurchases from former employees) in excess of $2,000,000;

                   (iv) except in the ordinary course of business or as required or permitted by the Credit Agreement, mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable;

                    (v) sold, assigned or transferred any of its material tangible assets, or canceled any material debts or Claim, except in the ordinary course of business consistent with past practice;

                   (vi) sold, assigned or transferred any material Intellectual Property Rights (as hereinafter defined) or other intangible assets, except in the ordinary course of business consistent with past practice,

                  (vii) waived any rights of substantial value, other than in the ordinary course of business consistent with past practice,

                 (viii) other than in the ordinary course of business consistent with past practice or as required by the terms of any written agreements disclosed to the Purchasers, made any increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a cash bonus to, any director, officer, employee of, or consultant or agent to, the Company or any of its subsidiaries or any other change in the terms or conditions of any employment relationship other than such increases or such changes that would not, individually or in the aggregate, have a Material Adverse Effect;

                   (ix) other than in the ordinary course of business consistent with past practice or as required by the terms of any written agreements disclosed to the Purchasers, announced any plan or legally binding commitment to create any employee benefit plan, program or arrangement or to amend or modify in any material respect any existing employee benefit plan, program or arrangement except for such benefit plans, programs or arrangements that would not, individually or in the aggregate, have a Material Adverse Effect;

                    (x) (A) utilized accounting principles different from those used in the preparation of the financial statements referred to in
         Section 2.07(a), (B) changed in any manner its method of maintaining its books of account and records from such methods as in effect on September 30, 2000 or (C) accelerated the booking of revenues or deferred the booking of expenses, except in any such case to the extent required by GAAP; or

                   (xi) except in connection with this Agreement, the Agreement to Sublease, and the Debt Documents and the transactions contemplated hereby and thereby, entered into any agreement, letter of intent or similar undertaking to take any of the actions listed in clauses (i) through (x) above.

                  SECTION 2.09. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries, or any of their respective properties or rights, before any court or by or before any governmental body or arbitration board or tribunal that would reasonably be expected to have a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated hereby or by the Agreement to Sublease or any of the Ancillary Agreements.

                  SECTION 2.10. Intellectual Property Rights. The Company and its subsidiaries own, free and clear of all Claims, and have the right to use, sell, license or dispose of, or otherwise have sufficient rights to use, such material patents, copyrights, trademarks, service marks, and applications and registrations therefor, and trade names, trade secrets, customer lists, proprietary technology processes and formulae, source code, object code, data bases, know-how, inventions, other confidential and proprietary information, and other intellectual property rights as are necessary to permit the Company and its subsidiaries to carry on their business as currently conducted, except for failures to own free and clear or have the exclusive rights to use or otherwise have sufficient rights to use as would not have, individually or in the aggregate, a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the Knowledge of the Company, there exists no infringement by any third party of any of the Intellectual Property Rights that would have a Material Adverse Effect and there is no pending or, to the Knowledge of the Company, threatened claim or litigation against the Company or any of its subsidiaries contesting its use of any of the Intellectual Property Rights, asserting the misuse of any of the Intellectual Property Rights or asserting the violation of any rights of a third party, nor, to the Knowledge of the Company, is there any reasonable basis for any such claim, where, in any such case, such infringement, claim or litigation would have a Material Adverse Effect.

                  SECTION 2.11.         Taxes.

                  (a)......The  Company and each of its  subsidiaries  have duly filed or caused to be filed all material federal, state and local and foreign tax returns, reports, estimates and information and other statements and returns (collectively, "Tax Returns") required to be filed by or on behalf of the Company or any such subsidiary. All such Tax Returns were correct in all material respects as filed and all amounts shown as owing on such Tax Returns have been paid.

                  (b)......Except   as  would  not,   individually   or  in  the
aggregate, have a Material Adverse Effect, no deficiency or adjustment for any taxes has been proposed, asserted or assessed against the Company or any of its subsidiaries and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are pending with regard to any such taxes.

                  SECTION 2.12. Compliance with Law. Neither the Company nor any of its subsidiaries is in default under any order of any court, governmental authority or arbitration board or tribunal or under any laws, ordinances, governmental rules or regulations to which the Company or any of such subsidiaries is subject, except for such defaults that would not have,individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except where the failure to obtain such license, permit, franchise or other governmental authorization would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries will be required, as a result of the consummation of the SBC Transactions, to obtain or renew any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the properties of the Company or any of its subsidiaries or to the conduct of their business after the Closing Date, other than where the failure to obtain or renew any such license, permit, franchise or other government authorization would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 2.13.         Employee Matters.

                  (a)......Each  Employee Plan and Compensation  Arrangement has
been administered in compliance with its own terms and in compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and any other applicable Federal or state laws, except where any such failure to comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Section 2.13: (i) "Employee Plan" shall mean any retirement or welfare plan or arrangement or any other employee benefit plan as defined in Section 3(3) of ERISA which the Company or its subsidiaries contribute to, sponsor, maintain or otherwise may have liability to; and (ii) "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and shareholders of the Company any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

                  (b)......The  Company and its  subsidiaries  are in compliance with all laws and regulations or other legal or contractual requirements regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, conciliation agreements, decrees, judgments and awards relating to wages, hours, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, fair labor standards, occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, except for any of the foregoing that would not have, individually or in the aggregate, a Material Adverse Effect.

                  (c)......Neither the Company, nor any of its subsidiaries, nor any entity that is aggregated with the Company or its subsidiaries under Section 414(b), (c), (m), (o) or (t) of the Code ("Controlled Group Entity") has, within the last six years, maintained, adopted, participated in or contributed to any employee benefit plan subject to Title IV of ERISA, and neither the Company, nor any of its subsidiaries, nor any Controlled Group Entity has incurred or is reasonably likely to incur material liability under Title IV of ERISA.

                  (d)......The  transactions  contemplated  hereby  and  by  the
Agreement to Sublease will not (i) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, (ii) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of its subsidiaries, or (iii) result in any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                  (e)......The Company, each Significant  Subsidiary and each of the Foreign Plans (as hereinafter defined) are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually and in the aggregate, have a Material Adverse Effect. Each of the Foreign Plans that is a funded defined benefit plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. For purposes hereof, the term "Foreign Plan" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Significant Subsidiary with respect to employees (or former employees) employed outside the United States.

                  SECTION  2.14.  Environmental  Matters.  The  Company  and its
subsidiaries have complied with all applicable Federal, state, local or foreign statutes, ordinances, orders, judgments, rulings or regulations relating to environmental pollution or to environmental regulation or control, except where any such failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company or any of its subsidiaries, nor any of their respective officers, employees, representatives or agents, nor, to the Knowledge of the Company, any other person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable Federal, state, local or foreign law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Company or any of its subsidiaries, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, except for any such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, no employee or other person has ever made a claim or demand against the Company or any of its subsidiaries based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof, except for any such claims or demands that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water, except for any such instances that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 2.15.         Contracts.

                  (a)......All  outstanding  contracts,   intellectual  property
licenses, leases, agreements and arrangements or forms thereof the termination or adverse modification of which would have a Material Adverse Effect ("Material Contracts") have been filed with the Securities and Exchange Commission (the "SEC"). The Company has filed with the SEC and thereby made available to the Purchasers copies of the Material Contracts. To the Knowledge of the Company, all of such Material Contracts are valid, binding and enforceable in accordance with their terms (assuming the other parties thereto are bound) and are in full force and effect, except where any such invalidity or failure to be binding, enforceable or in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect. The Company is not and, to the Knowledge of the Company, no other party to any such Material Contract is in material default thereunder, and no event has occurred which, with or without the lapse of time or the giving of notice or both, would constitute a material default thereunder, except for defaults as would not have, individually, or in the aggregate, a Material Adverse Effect. Since June 30, 2000 neither the Company nor any of its subsidiaries has had any Material Contracts terminated prior to the expiration date thereof or has been notified in writing by any third party of its intention to terminate a Material Contract prior to the expiration date thereof (and, to the Knowledge of the Company, no third party has notified the Company or any of its subsidiaries in writing that it would, in the event of the consummation of the transactions contemplated hereby or by the Agreement to Sublease, terminate such Material Contract).

                  (b)......Except  for  contracts  that may be  canceled  by the
Company or any of its subsidiaries within 30 days without any material penalty and, in the case of clause (i), except for contracts governing obligations for borrowed money filed with the Securities and Exchange Commission, there are no contracts to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound which: (i) contain change of control provisions granting to another party or other parties thereto the right to terminate such agreements or take other action adverse to the Company or such subsidiary upon or following a change of control, which termination or adverse action would have, individually or in the aggregate, a Material Adverse Effect,(ii) grant to any third party a right of first refusal or any other similar right to acquire any subsidiary or division of the Company or any material segment of its business or assets; or
(iii) purport to limit the Company from providing any service in any jurisdiction, whether under the Company name or otherwise, or grant any exclusive geographic, segment or rights to any third party, except where the existence of which would not have, either individually or in the aggregate, a Material Adverse Effect.

                  SECTION 2.16. Offering of the Securities. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or, since July 30, 2000, any similar securities of the Company, has offered any such securities for sale to, or solicited any offers to buy any such securities from, or otherwise approached or negotiated with respect thereto with, any person or persons under circumstances that involved the use of any form of general advertising or solicitation as such terms are defined in Regulation D of the Securities Act; and, assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities of the Company under circumstances that might require the integration of such transactions with the sale of the Shares under the Securities Act or the rules and regulations of the SEC thereunder) that would subject the offering, issuance or sale of the Shares to the Purchasers to the registration provisions of the Securities Act.

                  SECTION 2.17. Related Party Transactions. Except as described in the Company's SEC filings or except as contemplated hereby or by the Agreement to Sublease, there are no existing material arrangements or proposed material transactions between the Company or any of its subsidiaries and (i) any officer, director or stockholder of the Company or any member of the immediate family of any of the foregoing persons (such officers, directors and family members being hereinafter individually referred to as a "Related Party") or (ii) any business (corporate or otherwise) which a Related Party owns, directly or indirectly, or in which a Related Party has an ownership interest.

                  SECTION 2.18. Accuracy of Representations and Warranties in the Agreement to Sublease. The representations and warranties of the Company and Towers contained in the Agreement to Sublease are true and correct in all material respects.

                  SECTION 2.19. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company directly with the Purchasers without the intervention of any other person on behalf of the Company in such manner as to give rise to any valid claim by any other person against the Purchasers for a finder's fee, brokerage commission or similar payment.

                  SECTION 2.20. Condition of Assets. The tangible personal property, real property, fixtures and equipment used by the Company and its subsidiaries in the conduct of their business are in good operating condition (reasonable wear and tear excepted) and are suitable for the purposes for which they are currently being used, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.21. Title to Properties. The Company and/or each of its subsidiaries has good record title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property, real property fixtures and towers reflected on the financial statements referred to in Section 2.07 or used in connection with its business, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.22. Investment Company Act. The Company is not and, after giving effect to the transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  SECTION 2.23. Adequate Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as they believe are reasonable for the businesses in which they engage; and the Company and its subsidiaries believe that they will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from financially responsible insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

                  SECTION 2.24. Shelf Registration Statement. The Company has filed a shelf registration statement (the "Shelf Registration Statement") for an offering to be made on a continuous basis pursuant to Rule 415 to which the Shares and the Warrant Shares may be added on or prior to the 91st day after the date hereof.

                  SECTION 2.25. Knowledge of the Company. For purposes of this Agreement, "Knowledge of the Company" shall mean the actual knowledge of the executive officers of the Company after due inquiry.



                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


                  Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

                  SECTION 3.01. Authorization.The execution, delivery and performance by such Purchaser of this Agreement and each of the Ancillary Agreements to which such Purchaser is a party, and the purchase and receipt by such Purchaser of the Shares and Warrants being acquired by it hereunder, have been duly authorized by all requisite action on the part of such Purchaser, and will not (w) violate the charter or other governing documents of such Purchaser,
(x) violate any provision of law, any order of any court or other agency of government or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound,
(y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (z) result in any Claim upon any of the properties or assets of such Purchaser, other than, in the cases of clauses (x), (y) or (z), any violations, conflicts or Claims that would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.02. Validity. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms. Each of the Ancillary Agreements to which such Purchaser is a party, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

                  SECTION 3.03.         Investment Representations.

                  (a)......Such  Purchaser is  acquiring  the  Securities  being purchased by such Purchaser hereunder for such Purchaser's own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable securities laws.

                  (b)......Such  Purchaser  understands  that the Securities are not registered under the Securities Act, or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser understands and agrees that, subject to the terms and conditions contained in the Registration Rights Agreement, it may only pledge, transfer, convey or otherwise dispose of any of the Securities in compliance with the Securities Act and applicable state securities laws, as then in effect.

                  (c)......Such  Purchaser  is able to fend  for  itself  in the transactions contemplated by this Agreement and such Purchaser has the ability to bear the economic risks of the investment in the Securities being purchased hereunder and, upon exercise of the Warrants, the Warrant Shares, for an indefinite period of time. Such Purchaser further acknowledges that such Purchaser has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

                  (d)......Such  Purchaser has such  knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser further represents that such Purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act with respect to its purchase of the Shares, and that any such Purchaser that is a limited partnership has not been formed solely for the purpose of purchasing the Shares.

                  SECTION 3.04. Governmental Approvals. Except for any required filings pursuant to Federal or state banking laws, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by the Purchasers for the valid execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which such Purchaser is a party.

                  SECTION 3.05. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by such Purchaser directly with the Company, without the intervention of any other person on behalf of such Purchaser in such manner as to give rise to any valid claim by any other person against the Company or the other Purchasers for a finder's fee, brokerage commission or similar payment.

                  SECTION 3.06. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of such Purchaser, threatened against such Purchaser that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated hereby or any of the Ancillary Agreements or that could reasonably be expected to have a material adverse effect on such Purchaser's ability to perform its obligations hereunder.

                  SECTION 3.07. Confidentiality. Each Purchaser acknowledges that any all information, including, but not limited to, the financial information, furnished to each Purchaser pursuant to Section 2.07(c) herein is material non-public information ("Confidential Information") and it has been maintained and held in strict confidentiality. Each Purchaser represents that only the employees of such Purchaser who have an active role in the purchase of the Securities under this Agreement have had access to the Confidential Information and that the Confidential Information has not been presented to, shared with or shown to any affiliates of such Purchaser or to employees of such Purchaser who do not have an active role in the purchase of the Securities under this Agreement. Each Purchaser only has used Confidential Information received from the Company solely in connection with the performance of such Purchaser's obligations under this Agreement. Each Purchaser has promptly advised the

Company in writing of any unauthorized misappropriation, disclosure or use by any person of the Confidential Information that has come to its attention and has taken all steps reasonably requested by the Company, at such Purchaser's expense, to limit, restrict or otherwise remedy such misappropriation, disclosure or use. Each Purchaser has protected the Confidential Information from disclosure to any unauthorized party.


                                   ARTICLE IV

                                    COVENANTS


                  SECTION 4.01. Use of Proceeds. The proceeds arising from the sale of the Securities shall be used to partially fund the initial closing of the transactions contemplated by the Agreement to Sublease the fees and expenses incurred in connection therewith and to provide for ongoing working capital requirements of the Company.

                  SECTION 4.02. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 4.03. Lock-up. Each Purchaser agrees that, without the prior written consent of the Company, it will not, during the period ending on the 90th day after the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to any transfer to (i) any affiliate of such Purchaser, (ii) any other Purchaser or affiliate of any other Purchaser, (iii) Caravelle Investment Fund, L.L.C., (iv) Caravelle Investment Fund II, L.L.C., (v) any investment fund controlled by at least two of Messrs. Jay Bloom, Andrew Heyer or Dean Kehler or (vi) any person (a) managed by CIBC World Markets Corp. ("CIBC") or Trimaran Fund II, L.L.C. ("Trimaran") (including any affiliates thereof) or at least two of Messrs. Bloom, Heyer or Kehler and
(b) substantially all the equity interests of which are owned, directly or indirectly, by (1) members in Trimaran, (2) employees of CIBC or any affiliate thereof, (3) any investor in the Trimaran investment program that has co-investment rights or

(4) any  combination of the persons named in the immediately  preceding  clauses
(1), (2) or (3), or to any of their respective successors, it being understood that such transferee shall be subject to the restrictions set forth in this
Section 4.04.
                  SECTION 4.04. Shelf Registration. The Company shall comply with its obligations under the Registration Rights Agreement. In addition, on or prior to the 91st day after the date of this Agreement, the Company shall deliver to the Purchasers an opinion of counsel reasonably satisfactory to the Purchasers and their counsel to the effect that to the knowledge of such counsel after due inquiry a shelf registration statement covering the Shares and the Warrant Shares has become effective under the Securities Act, no stop order has been issued or threatened and the Shares are and, when issued in return for full payment of the exercise price, the Warrant Shares will be, eligible for sale thereunder.

                  SECTION 4.05. Confidentiality. Each Purchaser agrees to use Confidential Information received from the Company solely in connection with the performance of such Purchaser's obligations under this Agreement. Each Purchaser further agrees to use its reasonable efforts to advise the Company in writing of any unauthorized misappropriation, disclosure or use by any person of the Confidential Information that may come to its attention and to take all steps reasonably requested by the Company, at such Purchaser's expense, to limit, restrict or otherwise remedy such misappropriation, disclosure or use. Each Purchaser agrees to protect the Confidential Information from disclosure to any unauthorized party.


                                    ARTICLE V

                              CONDITIONS PRECEDENT


                  SECTION 5.01. Conditions Precedent to the Obligations of the Purchasers. The obligations of the Purchasers hereunder are, at their option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, except to the extent any such representation or warranty is expressly stated as of a specified earlier date or dates, in which case such representation or warranty shall be true and correct in all material respects as of such earlier specified date or dates and except for changes resulting from the consummation of the transactions contemplated by this Agreement and the Company shall have so certified to the Purchasers in writing.

                  (b) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have so certified to the Purchasers in writing.

                  (c) Supporting Documents. On or prior to the Closing Date the Purchasers and their counsel shall have received copies of the following supporting documents:

                           (i) copies of (1) the Amended and Restated Certificate of Incorporation of the Company, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware and (2) a certificate of said Secretary, dated as of a recent date, as to the due incorporation and good standing of the Company, and listing all documents relating to the Company on file with said official; and

                          (ii) a  certificate  of the  Secretary or an Assistant
                  Secretary of the Company, dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the Amended and Restated Certificate of Incorporation of the Company as in effect on the date of such certification;
                  (2) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification and at all times since December 22, 1999; (3) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, the issuance, sale and delivery of the Shares, the issuance and delivery of the Warrants and the reservation, issuance and delivery of the Warrant Shares and the performance of the transactions contemplated by the Agreement to Sublease, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Ancillary Agreements, the stock certificates representing the Shares, the Warrant certificates and any other certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

         All such documents shall be reasonably satisfactory in form and substance to the Purchasers and their counsel.

                  (d) Opinions of Counsel. The Purchasers shall have received from Dow Lohnes & Albertson and Paul, Weiss, Rifkind, Wharton & Garrison counsel for the

     Company, opinions dated the Closing Date, substantially in the forms of Exhibits D and E, respectively, attached hereto. In addition, the Purchasers shall have received from their special counsel, Cahill Gordon & Reindel, an opinion dated the Closing Date in a form reasonably satisfactory to the Purchasers.

                  (e) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

                  (f) Ancillary Agreements. Each of the Ancillary Agreements shall have been executed and delivered by each party thereto, and the same shall be in full force and effect.

                  (g) Amendment to Second Amended and Restated Registration Rights Agreement. The Company and the holders of at least sixty percent (60%) of the shares subject to the Company's Second Amended and Restated Registration Rights Agreement dated as of April 20, 1999 shall have executed an amendment thereto reasonably satisfactory to the Purchasers to permit the terms of the Registration Rights Agreement.

                  SECTION 5.02. Conditions Precedent to the Obligations of the Company. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

                  (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Closing Date.

                  (c) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

                  (d) Ancillary Agreements. Each of the Ancillary Agreements shall have been executed and delivered by each Purchaser party thereto, and the same shall be in full force and effect.


                                   ARTICLE VI

                                  MISCELLANEOUS


                  SECTION 6.01.         Expenses, Indemnification.

                  (a)......In  the  event  that  the  transactions  contemplated hereby are consummated, on the Closing Date the Company shall reimburse the Purchasers or pay on their behalf all reasonable fees and expenses incurred by them in connection with the negotiation and preparation of this Agreement and the related documents and agreements (including subsequent amendments and waivers relating hereto or to the Ancillary Agreements) contemplated hereby, including (without limitation) reasonable fees and expenses of Cahill Gordon & Reindel, accountants and consultants, filing fees payable pursuant to the HSR Act (which filing fees shall be advanced by the Company whether or not the transactions contemplated hereby are consummated) and stamp, stock issuance and other similar taxes payable in respect of the issuance of the Securities.

                  (b)......The Company agrees to indemnify and hold harmless (i)
each Purchaser,  (ii) each person,  if any, who controls  (within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of
1934) any such person referred to in clause (i) (any of the persons referred to in this clause (ii) being referred to herein as a "Controlling Person") and
(iii) the respective officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries and agents of any person referred to in clause (i) or any such Controlling Person (any such person referred to in clause (i), (ii) or (iii), an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part any inaccuracy in any of the representations and warranties of the Company contained herein or
(ii) in whole or in part any failure of the Company to perform its obligations hereunder and will reimburse each such Indemnified Person for any legal and any other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred.

     The indemnity agreement set forth in this Section 6.01(b) shall be in addition to any liabilities that the Company may otherwise have.

                  SECTION 6.02. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive for a period of 2 years 9 months from the Closing, notwithstanding any investigation made at any time by or on behalf of any party hereto. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

                  SECTION 6.03. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto whether so expressed or not.

                  SECTION 6.04. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by nationally recognized overnight courier, or by telecopy addressed to such party at the address or telecopy number set forth below or such other address or telecopy number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  if to the Company, to:

                           SpectraSite Holdings, Inc.
                           100 Regency Forest Drive, Suite 400
                           Cary, North Carolina  27511
                           Attention:  Mr. Stephen H. Clark
                           Telecopy:  (919) 468-8522

                  with a copy to:

                           Dow, Lohnes & Albertson, PLLC 1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C.  20036
                           Attention:  Timothy J. Kelley
                           Telecopy:  (202) 776-2222
     if to any Purchaser, to it at the address set forth on Schedule I hereto, with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attention:  Roger Meltzer, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of telecopy, when received.

                  SECTION 6.05. Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the Company and a majority in interest (determined on the basis of amounts to be invested in the Company pursuant to this Agreement) of each of the Purchasers. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto (other than, in the case of any Purchaser, to (i) an affiliate of such Purchaser, (ii) any other Purchaser or affiliate of any other Purchaser, (iii) Caravelle Investment Fund, L.L.C.,
(iv) Caravelle Investment Fund II, L.L.C., (v) any investment fund controlled by at least two of Messrs. Jay Bloom, Andrew Heyer or Dean Kehler or (vi) any person (a) managed by CIBC or Trimaran (including any affiliates thereof) or at least two of Messrs. Bloom, Heyer or Kehler and (b) substantially all the equity interests of which are owned, directly or indirectly, by (1) members in Trimaran, (2) employees of CIBC or any affiliate thereof, (3) any investor in the Trimaran investment program that has co-investment rights or (4) any combination of the persons named in the immediately preceding clause (1), (2) or
(3), or to any of their respective successors, it being understood that such assignee shall be subject to the restrictions set forth in this Section 6.05).

                  SECTION 6.06. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 6.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts law of such state.

                  SECTION 6.08. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 6.09. Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes therein and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as provided in Section 6.04, such service to be effective 10 days after mailing.

                  SECTION 6.10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                           SPECTRASITE HOLDINGS, INC.


                           By:/s/ Adam Stulberger
                              --------------------------
                                  Name: Adam Stulberger
                                  Title:Chief Developement Officer


                            TRIMARAN FUND II, L.L.C.


                           By:/s/ Steven A. Flyer
                              --------------------------
                                  Name: Steven A. Flyer
                                  Title:Attorney-in-Fact


                            TRIMARAN CAPITAL, L.L.C.


                           By:/s/ Steven A. Flyer
                              --------------------------
                                  Name: Steven A. Flyer
                                  Title:Attorney-in-Fact


                         TRIMARAN PARALLEL FUND II, L.P.


                         By: /s/ Steven A. Flyer
                            ----------------------------
                                 Name: Steven A. Flyer
                                 Title:Attorney-in-Fact


                        CIBC EMPLOYEE PRIVATE EQUITY FUND
                               (TRIMARAN) PARTNERS


                        By: /s/ Steven A. Flyer
                           -----------------------------
                                 Name: Steven A. Flyer
                                 Title:Attorney-in-Fact

                       CIBC WORLD MARKETS IRELAND LIMITED


                       By: /s/ Steven A. Flyer
                          --------------------------------
                               Name: Steven A. Flyer
                               Title:Attorney-in-Fact




                                                  SCHEDULE I

                                                  Purchasers



                                             Number of Shares                                       Aggregate
      Name and Address of Purchaser           of Common Stock       Number of Warrant Shares      Purchase Price
Trimaran Fund II, L.L.C.                      1,402,960           series 1--210,444               $26,305,500
                                                                  series 2--157,833
                                                                  series 3--157,833
------------------------------------------
Trimaran Capital, L.L.C.                         90,920           series 1--13,638                 $1,704,750
                                                                  series 2--10,229
                                                                  series 3--10,229
------------------------------------------
Trimaran Parallel Fund II, L.P.                 591,440           series 1--88,716                $11,089,500
                                                                  series 2--66,537
                                                                  series 3--66,537
------------------------------------------
CIBC Employee Private Equity Fund               914,680           series 1--137,202               $17,150,250
   (Trimaran) Partners                                            series 2--102,901
                                                                  series 3--102,901
------------------------------------------
CIBC World Markets Ireland Limited            1,000,000           series 1--150,000               $18,750,000
                                                                  series 2--112,500
                                                                  series 3--112,500
------------------------------------------
c/o CIBC World Markets Corp.
425 Lexington Avenue
3rd Floor
New York, New York  10017
Attention:  Steven A. Flyer
